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EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Paul-Son Gaming Corporation and Subsidiaries dated September 12, 2002 of our report dated January 26, 2001 and contained in Registration Statement Nos. 33-84726, 33-84728, and 333-25981 on Form S-8 and Amendment No. 3 to Registration Statement No. 333-86010 of Paul-Son Gaming Corporation and Subsidiaries on Form S-3 under the Securities Act of 1933 insofar as such report relates to the financial statements of The Bud Jones Company, Inc. for the period ended October 20, 2000.

/s/ Bradshaw, Smith & Co., LLP Las Vegas, Nevada September 24, 2002

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  EXHIBIT 23.2